Exhibit 32.1

March 30, 2022

Securities and Exchange Commission

450 Fifth Street, N.W

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) and Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Exchange Act and does not constitute a part of the Annual Report on Form 10-K (the “Report”) accompanying this letter.

Raymond C. Stachowiak., the Chief Executive Officer and Craig K. Tagawa, the President, Chief Financial and Operating Officer of American Shared Hospital Services, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of American Shared Hospital Services.

/s/ Raymond C. Stachowiak
Raymond C. Stachowiak Chief Executive Officer

/s/ Craig K. Tagawa
Craig K. Tagawa President, Chief Operating and Financial Officer